                                                                    Exhibit 4.17

YEAR 2001 PERFORMANCE CONTRACT WITH VICE PRESIDENT OF PETROCHINA COMPANY LIMITED
        AND GENERAL MANAGER OF PETROCHINA CHEMICALS & MARKETING COMPANY

Offeree: Name: ZHANG, Xinzhi                      Offeror: Name: HUANG, Yan                  Term of the Contract: January 1, 2001
                                                                                              to December 31, 2001
Title:  Vice President of PetroChina              Title:  President of PetroChina Company
        Company Limited ("PetroChina")                   Limited                             Date of Execution:   January 16, 2001
        and General Manager of PetroChina
        CHEMICALS & Marketing Company



                                                                                                                        ACTUAL
INDICES               KEY PERFORMANCE INDICES (KPI)         WEIGHT       MEASUREMENT        TARGET                    PERFORMANCE
-------               -----------------------------         ------       -----------        ------                    -----------
Profits Indices       Gross profit

                      Petro China                           5%           In thousand RMB    61,000,000

                      PetroChina Chemicals & Marketing      35%          In thousand RMB    200,680
                      Company
                                                                                            2.33
                      Rate of return of the invested        20%          %
                      capital of PetroChina Chemicals &
                      Marketing Company(ROIC)

Operating Indices     Proportion of total cash cost to      20%          %                  77.80
                      sales revenue *

                      Percentage of chemical products as    10%          %                  25
                      directly sold

                      Rate of differentiation               5%           %                  26

                      Receivables                           5%           %                  20% lower than the
                                                                                            amount at the beginning
                                                                                            of the year

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
Indices to Be Put under Control         Quality safety and    Quality accidents        Comprehensive
                                        environmental         reported by the news     performance
                                        protection            media at the             expressed in marks
                                                              provincial-level =       to be reduced by 10
                                                              0;                       marks if exceeding
                                                                                       target of the index
                                                              Accidents involving      put under control.
                                                              death < or = 0.05
                                                              persons/million
                                                              man-hours;

                                                              accidents involving
                                                              economic loss
                                                              exceeding RMB 1
                                                              million = 0;

                                                              environmental
                                                              pollution accidents
                                                              involving economic
                                                              loss exceeding RMB
                                                              200,000 = 0.


* The difference between the target proportion of total cash cost to sales revenue and the actual one shall not exceed plus or minus 5%.

Signature of Offeree:  s/Zhang Xinzhi        Signature of Offeror:  s/Huang Yan
                       --------------                               ------------